                                                                    Exhibit 99.3

                            BLOCK COMMUNICATIONS INC.

                          EXCHANGE OFFER IN RESPECT OF

             UNREGISTERED 9 1/4% SENIOR SUBORDINATED NOTES DUE 2009 ($175,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING ISSUED APRIL 18, 2002)

                             -----------------------



To Holders:

         We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Block Communications, Inc. ("Block") to exchange up to $175,000,000 aggregate principal amount of its 9 1/4% Senior Subordinated Notes due 2009 which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "exchange notes"), for any and all of the $175,000,000 aggregate principal amount of its outstanding unregistered 9 1/4% Senior Subordinated Notes due 2009 (the "old notes"), upon the terms and subject
to the conditions set forth in the Prospectus dated        , 2002 (the
"Prospectus") and the related Letter of Transmittal.

         Enclosed herewith are copies of the following documents:

         1.       Prospectus dated        , 2002;

         2. Letter of Transmittal, including Guidelines for Certification of Taxpayer Identification Number; and

         3.       Instruction to Registered Holder from Beneficial Owner.

         In addition, attached as Exhibit A hereto is a Letter to Clients which may be sent to your clients for whose account you hold old notes in your name or in the name of your nominee, which shall accompany the Instruction to Registered Holder from Beneficial Owner for obtaining such client's instruction with regard to the Exchange Offer.

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WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE
OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON         , 2002 UNLESS
EXTENDED BY BLOCK IN ITS SOLE DISCRETION.
------------------------------------------------------------------------------

         The Exchange Offer is not conditioned upon any minimum number of old notes being tendered.

         Pursuant to the Letter of Transmittal, each Holder (as defined in the Letter of Transmittal) of old notes will represent to Block that:

- the exchange notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the Holder;

- neither the Holder nor any other recipient of the exchange notes (if different than the Holder) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the old notes or exchange notes;

- neither the Holder nor any other recipient is an "affiliate" of Block within the meaning of Rule 405 promulgated under the Securities Act;

- if the signatory is a broker-dealer, it has not entered into any arrangement or understanding with Block or any "affiliate" of Block within the meaning of Rule 405 promulgated under the Securities Act to distribute the exchange notes; and

- if the signatory is a broker-dealer, the signatory further represents and warrants that it will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, and the signatory will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange notes received in the Exchange Offer.

         By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

         By its acceptance of the Exchange Offer, any broker-dealer that receives Exchange Notes pursuant to the Exchange Offer agrees to notify us in writing before using the Prospectus in connection with the resale or transfer of Exchange Notes. Any such broker-dealer will be required to acknowledge and agree that, upon receipt of notice from us of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus to make the statements in the Prospectus not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us, which notice we agree to deliver promptly to any such broker-dealer, such broker-dealer will suspend use of the Prospectus until we have notified such broker-dealer that delivery of the Prospectus may resume and have furnished to such broker-dealer copies of any amendment or supplement to the Prospectus. We have agreed in the registration rights agreement that for a period of 180 days after the effective date of the registration statement of which the Prospectus is a part we will make the Prospectus, as amended or supplemented, available to any broker-dealer who requests it in writing for use in connection with any such resale.

         The enclosed Instruction to Registered Holders from Beneficial Owner contains an authorization by the beneficial owners of the old notes for you to make the foregoing representations.

         Block will not pay any fee or commission to any broker or dealer or to any other person other than the exchange agents for the Exchange Offer. Block will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the Exchange Offer, except as otherwise provided in the Prospectus under the caption "The Exchange Offer-Transfer Taxes."

         Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, Wells Fargo Bank Minnesota, National Association, in the manner set forth below.

                                 EXCHANGE AGENT:

                    WELLS FARGO BANK MINNESOTA, NATIONAL BANK
                           213 COURT STREET, SUITE 902
                              MIDDLETOWN, CT 06457
                         ATTN: CORPORATE TRUST SERVICES
                             TELEPHONE: 860-704-6216
                             FACSIMILE: 860-704-6219

                                                              VERY TRULY YOURS,

                                                       BLOCK COMMUNICATIONS INC.


         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF BLOCK OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF BLOCK OR THE EXCHANGE AGENT IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.

                                                                       EXHIBIT A

                            BLOCK COMMUNICATIONS INC.

                          EXCHANGE OFFER IN RESPECT OF

             UNREGISTERED 9 1/4% SENIOR SUBORDINATED NOTES DUE 2009 ($175,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING ISSUED APRIL 18, 2002)

                              --------------------



To Our Clients:

         We are enclosing herewith a Prospectus dated _______, 2002 (the "Prospectus") of Block Communications, Inc. ("Block") and the related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by Block to exchange up to $175,000,000 aggregate principal amount of its 9 1/4% Senior Subordinated Notes due 2009 which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "exchange notes"), for any and all of the $175,000,000 aggregate principal amount of its outstanding unregistered 9 1/4% Senior Subordinated Notes due 2009 (the "old notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

-----------------------------------------------------------------------------
PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [__________], 2002 UNLESS EXTENDED BY BLOCK IN ITS
SOLE DISCRETION.
------------------------------------------------------------------------------

         The Exchange Offer is not conditioned upon any minimum number of old notes being tendered.

         We are the holder of record of old notes held by us for your account. A tender of such old notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender old notes held by us for your account.

         We request instructions as to whether you wish to tender any or all of the old notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may make the representations contained in the Letter of Transmittal on your behalf.

         Pursuant to the Letter of Transmittal, each Holder (as defined in the Letter of Transmittal) of old notes will represent to Block that:

- the exchange notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the Holder;

- neither the Holder nor any other recipient of the exchange notes (if different than the Holder) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the old notes or exchange notes;

- neither the Holder nor any other recipient is an "affiliate" of Block within the meaning of Rule 405 promulgated under the Securities Act;

- if the signatory is a broker-dealer, it has not entered into any arrangement or understanding with Block or any "affiliate" of Block within the meaning of Rule 405 promulgated under the Securities Act to distribute the exchange notes; and

- if the signatory is a broker-dealer, the signatory further represents and warrants that it will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, and the signatory will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange notes received in the Exchange Offer.

         By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

         By its acceptance of the Exchange Offer, any broker-dealer that receives Exchange Notes pursuant to the Exchange Offer agrees to notify Block in writing before using the Prospectus in connection with the resale or transfer of Exchange Notes. Any such broker-dealer will be required to acknowledge and agree that, upon receipt of notice from Block of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus to make the statements in the Prospectus not misleading or which may impose upon Block disclosure obligations that may have a material adverse effect on Block, which notice Block agrees to deliver promptly to any such broker-dealer, such broker-dealer will suspend use of the Prospectus until Block has notified such broker-dealer that delivery of the Prospectus may resume and has furnished to such broker-dealer copies of any amendment or supplement to the Prospectus. Block has agreed in the registration rights agreement that for a period of 180 days after the effective date of the registration statement of which the Prospectus is a part Block will make the Prospectus, as amended or supplemented, available to any broker-dealer who requests it in writing for use in connection with any such resale.

                                                     Very truly yours,


                                      -5-